CONTACTS:       Rodney C. Sacks
                Chairman and Chief Executive Officer
                (951) 739-6200

                Hilton H. Schlosberg
                Vice Chairman
                (951) 739-6200

                Roger S. Pondel
                PondelWilkinson Inc.
                (310) 279-5980


             Hansen Natural Board Declares Two-for-One Stock Split

     Corona, CA - July 18, 2005 - Hansen Natural Corporation (NASDAQ:HANS) today announced the declaration of a 2-for-1 split of its common stock which will be effected in the form of a 100% stock dividend. Shareholders will be entitled to receive one additional share for each share held. The new shares will be distributed via mail or electronically on or after August 8, 2005 to the record holders of the Company's common stock as of the close of business (EST) on August 1, 2005.
     As of today, there are approximately 11.05 million shares of the Company's common stock outstanding. After the distribution of the stock dividend, there will be approximately 22.10 million shares of the Company's common stock outstanding. Fractional shares resulting from the stock dividend will be paid in cash in lieu of issuing fractional shares in an amount equal to such fraction multiplied by the closing price of the Common Stock on August 1, 2005. The Company expects that its stock will begin to trade on a post-split basis on August 9, 2005.
     "The board's action conveys its confidence in the long-term prospects for Hansen," said Rodney C. Sacks, chairman and chief executive officer.
"Additionally, we hope that the increased number of shares that will be outstanding will further improve the liquidity of the Company's stock in the marketplace."

     Hansen markets and distributes Hansen's(r) Natural Sodas, Signature Sodas, fruit juice Smoothies, Energy drinks, Energade(r) energy sports drinks, E20 Energy Water(r), functional drinks, Sparkling Lemonades and Orangeades, multi-vitamin juice drinks in aseptic packaging, Junior Juice(r) juice, iced teas, lemonades and juice cocktails, apple juice, cider and juice blends, Blue Sky(r) brand carbonated beverages, Monster Energy(tm) brand energy drinks, Lost(r) Energy(tm) brand energy drinks, Rumba(tm) brand energy drinks and Joker(tm) brand energy drinks. Hansen can be found on the Internet at www.hansens.com.

     Those statements made in this release that are not historical facts are forward-looking statements regarding the expectations of management with respect to revenues and profitability intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Hansen believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Hansen's business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: the timing and the company's ability to successfully consummate the announced stock dividend and improved liquidity in the marketplace,. Management cautions that these statements are qualified by their terms and/or important factors, many of which are outside of the control of the company, that could cause actual results and events to differ materially from the statements made herein, including, but not limited to, the following: Changes in consumer preferences, changes in demand that are weather related, particularly in areas outside of California, competitive pricing pressures, changes in the price and/or availability of raw materials for the company's products, the availability of production and/or suitable facilities, the marketing efforts of the distributors of the company's products, most of which distribute products that are competitive with the products of the company, the introduction of new products, as well as unilateral decisions that may be made by convenience chain stores, grocery chain stores, specialty chain stores, club stores and other customers to discontinue carrying all or any of the company's products that they are carrying at any time. Management further notes that the company's plans and results may be affected by any change in the availability of the company's credit facilities and the actions of its creditors. Hansen undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

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